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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 11, 2000, except as to Note 17, which is as of April 18, 2000, and as to Note 2, which is as of August 21, 2000, related to the financial statements of CollegeClub.com, Inc., which appears in the Current Report on Form 8-K/A dated October 31, 2000 (filed on January 16, 2001) of Student Advantage, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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San Diego, California
July 20, 2001